As filed with the Securities and Exchange Commission on August 28, 2023
Registration No. 333-145180

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETMED EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0680967
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

420 South Congress Avenue Delray Beach, Florida 33445
(Address, including zip code, of Principal Executive Offices)

PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan
(Full title of the plan)

URS Agents Inc. 3458 Lakeshore Drive Tallahassee, Florida 32312 800-567-4397
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Roxanne K. Beilly Roxanne K. Beilly, P.A. 907 SE 7th Street Fort Lauderdale, Florida 33301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[√]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

PetMed Express, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to terminate the offering and to withdraw and remove from registration, and deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 7, 2007, File No. 333-145180 (the “Registration Statement”), with respect to shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s 2006 Outside Director Equity Compensation Restricted Stock Plan, effective July 28, 2006 (the “Plan”). A total of 200,000 shares of Common Stock were initially registered for issuance under the Registration Statement. The Plan terminated on July 28, 2016, and the Registrant is no longer issuing securities under the Plan.

    In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities which had been registered for issuance but remain unsold or unissued at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement, and removes and withdraws from registration any and all such securities of the Registrant registered pursuant to the Registration Statement that remain unsold or unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delray Beach, Florida on August 28, 2023.

                        PETMED EXPRESS, INC.

By: /s/ Mathew N. Hulett
Mathew N. Hulett Chief Executive Officer and President (principal executive officer)

By: /s/ Christine Chambers
Christine Chambers Chief Financial Officer and Treasurer (principal financial and accounting officer)

In accordance with the Exchange Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on August 28, 2023.

SIGNATURE
/s/ Mathew N. Hulett	Chief Executive Officer and President (principal executive officer) and Director
Mathew N. Hulett
/s/Christine Chambers	Chief Financial Officer and Treasurer (principal financial and accounting officer)
Christine Chambers
/s/ Gian M. Fulgoni	Director, Chairman of the Board
Gian M. Fulgoni
/s/ Leslie C.G. Campbell	Director
Leslie C.G. Campbell
/s/ Diana Garvis Purcel	Director
Diana Garvis Purcel
/s/ Sandra Y. Campos	Director
Sandra Y. Campos

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